UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PRAXIS PRECISION MEDICINES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 30, 2025
Dear Praxis Stockholders:
2024 was a year of notable growth and execution for our company, underscored by the significant progress we’ve made on advancing our four late-stage assets for rare and more prevalent neurological disorders. We entered 2025 sufficiently funded and with increased confidence in our ability to expand the value proposition of our patient-guided pipeline candidates across the CerebrumTM and SolidusTM platforms.
We are looking forward to the upcoming milestones for vormatrigine, which has the potential to be best-in-class in adult epilepsy. In the first quarter of 2024, we shared results from our Phase 2 proof of concept study in epilepsy patients with photo-paroxysmal response, which showed 100% of patients responding. We subsequently initiated our ENERGY program, aiming to support a strong registrational program for vormatrigine. The first of these studies, EMPOWER, is an ongoing observational study with over 3,000 epilepsy patients consented to date. EMPOWER has continued to highlight a significant disease burden compounded by persistent, uncontrolled, often untracked seizures alongside profound psychosocial impact. Using these learnings, we have initiated two efficacy trials for vormatrigine – RADIANT, a Phase 2 study for focal onset seizures (FOS) and generalized epilepsy, and POWER1, a Phase 2/3 registrational study for treatment resistant FOS – both expected to generate topline results this year. We intend to initiate the final study in the ENERGY program, POWER2, a Phase 2/3 registrational study, in the second half of 2025.
In our rare epilepsy programs, we are encouraged by the data generated to date for relutrigine and elsunersen as we progress towards each program’s upcoming catalysts. In 2024, we shared results from cohort 1 of the EMBOLD study assessing relutrigine in SCN2A gain-of-function (GOF) and SCN8A developmental and epileptic encephalopathies (DEEs), showing unprecedented efficacy in seizure reduction versus placebo as well as meaningful gains in alertness, communication and seizure severity. Relutrigine has received rare pediatric disease designation in three indications — SCN2A GOF DEE, SCN8A DEE and Dravet Syndrome. Encouraged by these results, we initiated a registrational cohort 2 for EMBOLD for patients with SCN2A and SCN8A DEEs, with topline results anticipated no later than the first half of 2026, followed by a potential NDA filing in 2026. Given the strong biologic rationale for relutrigine to work broadly in DEEs, we plan to initiate the EMERALD study in 2025, which will evaluate relutrigine for broader DEE diagnoses. For elsunersen, targeting SCN2A GOF DEE, we finalized the registrational trial design for EMBRAVE3 and plan to start enrolling in mid-2025. Additionally, we are continuing to enroll patients in the second cohort of EMBRAVE, with topline results expected in the first half of 2026. We have also made significant progress with multiple preclinical antisense oligonucleotides within the SolidusTM platform, and have three programs we expect to nominate candidates for during 2025.
In February 2025, we shared the recommendation of the Independent Data Monitoring Committee’s interim analysis of Study 1 of our Essential3 program evaluating ulixacaltamide for essential tremor (ET). The committee recommended that the study be stopped for futility, due to the results being unlikely to meet the primary efficacy endpoint under the parameters set by the statistical model. This is the first Phase 3 study ever undertaken in ET, and through early 2025, we have had over 150,000 people interested in participating in the study, reflecting a substantial unmet need. Given the advanced state of enrollment for both Study 1 and Study 2 in the Essential3 program, and in the context of the advice received by the committee, we have decided to continue both studies to completion, with topline results expected in the third quarter of 2025. While disappointed by the preliminary outcome, we remain focused on completing both studies and delivering on our other late-stage programs this year.
The next 12-18 months are set to be the most catalyst-rich in Praxis’ history, with topline readouts across our epilepsy and essential tremor programs, the initiation of multiple registrational studies in both rare and broad epilepsies, and continued acceleration of our pipeline candidates. Thank you for your continued investment in Praxis and for your support of our patient-centric mission.

Sincerely,

Marcio Souza
President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Time

Date	Thursday, June 26, 2025

Place	Online at www.virtualshareholdermeeting.com/PRAX2025

Purpose
1.To elect Jeffrey Chodakewitz, M.D. and Merit Cudkowicz, M.D. as Class II members of the Board of Directors of Praxis Precision Medicines, Inc., or the Company, to serve until the Company’s 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and
4.To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 28, 2025 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet, by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of our Board of Directors,

Alex Nemiroff
Corporate Secretary
Boston, Massachusetts
April 30, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2025: The Notice of 2025 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available for viewing, printing and downloading at www.proxyvote.com.

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2025

GENERAL
This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Praxis Precision Medicines, Inc., which will be held virtually on June 26, 2025 at 9:00 a.m. Eastern Time. You can attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2025, where you will be able to listen to the meeting live, submit questions and vote. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. The Board of Directors of Praxis Precision Medicines, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Praxis,” “the Company,” “we,” “us,” and “our” refer to Praxis Precision Medicines, Inc. The mailing address of our principal executive offices is Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110.
This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote. We are making this proxy statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2024, available to stockholders for the first time on or about April 30, 2025.
We were a “smaller reporting company,” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, for the year ended December 31, 2024. As a result, we are permitted to rely, and have relied, in this proxy statement on exemptions from certain disclosure and other requirements regarding executive compensation for the year ended December 31, 2024 that are available for smaller reporting companies. The exemptions available for smaller reporting companies will no longer be applicable or available to us beginning with our quarterly report on Form 10-Q for the three-month period ending March 31, 2025.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?
    We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. Our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2024, or the 2024 Annual Report, will be mailed or made available to stockholders on the Internet on the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our Annual Meeting materials. Therefore, the Notice and Access Card was mailed to holders of record and beneficial owners of our common stock starting on or about April 30, 2025. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2025 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2024 Annual Report, on the website referred to in the Notice and Access Card or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and Access Card and our Notice of 2025 Annual Meeting of Stockholders, this proxy statement and our 2024 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 28, 2025.
How many votes can be cast by all stockholders?
There were 20,368,909 shares of our common stock, par value $0.0001 per share, outstanding on April 28, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 28, 2025.
How do I vote my shares?
    If you are a stockholder of record and your shares are registered directly in your name, you may vote:
•By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. If you vote on the Internet, you may also request electronic delivery of future proxy materials.
•By Telephone. Call 1-800-690-6903 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.
•By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you vote by telephone or by Internet, you do not have to return your proxy card.
•By Internet at the Annual Meeting. You can vote at the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PRAX2025.

If your shares of common stock are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee on how to vote your shares. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I attend the Annual Meeting online?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PRAX2025. The webcast will start at 9:00 a.m. Eastern Time on June 26, 2025. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice and Access Card and on your proxy card. If your shares are held in street name, you should review any instructions accompanying your proxy materials for information on how to attend the Annual Meeting or contact your broker or other nominee to obtain that information.
What if I have technical difficulties or trouble accessing the Annual Meeting?
        If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
What are the Board of Director’s recommendations on how to vote my shares?
    The Board of Directors recommends a vote:
Proposal 1: FOR election of the Class II director nominees;
Proposal 2: FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
Proposal 3: FOR approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We may engage a proxy solicitor as we deem necessary to assist in the solicitation of proxies in connection with the Annual Meeting. We plan to engage a proxy solicitor and estimate paying customary fees for these services up to $17,500, plus reimbursement for out-of-pocket expenses, though the costs of the proxy solicitation process may be higher or lower than our estimate.
How is my vote counted?
Under our amended and restated bylaws, or our Bylaws, any proposal other than an election of directors (which is determined by a plurality of the votes properly cast on the election of directors) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, our amended and restated certificate of incorporation, as amended, or our Certificate of Incorporation, or our Bylaws. Abstentions, or a vote withheld in the case of the election of directors and broker “non-votes” are not considered to be votes cast and, therefore, do not have an impact on the proposals. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions.
What does it mean if I receive more than one proxy card or voting instructions from brokers or other nominees?
        It means that you have multiple accounts at the transfer agent or with brokers or other nominees. Please complete and return all proxy cards or vote on the Internet or by phone for each proxy card you received, and provide voting instruction forms to your broker or other nominee to ensure that all of your shares are voted.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. The election of directors (Proposal 1) and the advisory (non-binding) vote on the compensation of our named executive officers

(Proposal 3) are non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker or other nominee about how to submit your voting instructions to them at the time you receive this proxy statement. If you would like to vote your shares online at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number to attend the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
If a broker or other nominee holds your shares, you must contact such broker or nominee in order to find out how to change your vote.
How is a quorum reached?
The presence, by virtual attendance or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers or other nominees who do not return a signed and dated proxy, vote their shares on the Internet or by telephone or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Abstentions, votes withheld and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.
Could other matters be decided at the Annual Meeting?
        The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
        Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
How can I find out the results of the voting at the Annual Meeting?
        We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or a Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
Our Board of Directors is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jeffrey Chodakewitz, M.D. and Merit Cudkowicz, M.D. are the directors whose terms expire at this Annual Meeting and each has been nominated for and has agreed to stand for re-election to the Board of Directors to serve as a Class II director of the Company until the 2028 annual meeting of stockholders and until their respective successor is duly elected or until their earlier death, resignation or removal.
Our Board of Directors has nominated Jeffrey Chodakewitz, M.D. and Merit Cudkowicz, M.D. for election as the Class II directors at the Annual Meeting. The nominees are currently directors and have each consented to serve as our directors if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.
The biographies of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Praxis. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors and our Nominating and Corporate Governance Committee to the conclusion that each such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to Praxis and our Board of Directors. There are no material legal proceedings in which our nominees or any of our continuing directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.
It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted in favor of the above nominees. However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
Vote Required
The election of the Class II directors will be determined by a plurality of the votes properly cast. This means that the two nominees for Class II directors who receive the most votes will be elected. You may vote either FOR each nominee or WITHHOLD your vote from each nominee. Votes that are withheld will have no effect on the results of this vote. Brokerage firms do not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you and held by a brokerage firm will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Nominees for Election as Class II Directors
The following table identifies our director nominees, and is followed by biographical information as of April 30, 2025.

Name	Positions and Offices Held with Praxis	Director Since	Age
Jeffrey Chodakewitz, M.D.	Director	2021	69
Merit Cudkowicz, M.D.	Director	2021	62
Jeffrey Chodakewitz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Chodakewitz has served as an advisory partner for Ascenta Capital, a life sciences investment firm, since December 2022. He previously served as a senior advisor to Blackstone Life Sciences, a life sciences private equity firm from March 2019 to January 2022. From April 2018 through March 2019, he served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex Pharmaceuticals, Inc., or Vertex. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to Vertex, Dr. Chodakewitz spent over 20 years at Merck & Co. serving in several positions, including leadership roles as Head of Infectious Diseases and Vaccines Global Development, Senior Vice President of Global Scientific Strategy (infectious disease, respiratory & immunology), Vice President of Early-Stage Development and Senior Vice President of Late-Stage Development. Dr. Chodakewitz currently serves on the boards of directors of Adicet Bio, Inc. (NASDAQ: ACET) and Schrödinger, Inc. (NASDAQ:SDGR). Dr. Chodakewitz previously served on the board of directors of Freeline Therapeutics Holdings plc. (acquired by Syncona Ltd in 2024). Dr. Chodakewitz received a B.S. in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on our Board of Directors because of his extensive business and leadership experience working in the biotechnology industry.
Merit Cudkowicz, M.D., has served as a member of our Board of Directors since April 2021. Dr. Cudkowicz has served as the Chief of Neurology at Massachusetts General Hospital since 2012 and is the Director of the Sean M. Healey & AMG Center for ALS and Director and the Julieanne Dorn Professor of Neurology at Harvard Medical School. A member of the National Academy of Medicine, she has led innovations to accelerate the development of treatments for people with neurological disorders such as ALS, including the first platform trial in ALS, and serving in a senior role in the research and development of the first antisense oligonucleotide treatment for a neurological disorder. Dr. Cudkowicz is also the principal investigator of the Clinical Coordination Center for the National Institute of Neurological Disorders and Stroke’s Neurology Network of Excellence in Clinical Trials, or NeuroNEX. Dr. Cudkowicz received a B.S. in Chemical Engineering from Massachusetts Institute of Technology, an M.D. from Harvard Medical School and a MSc. in Clinical Epidemiology from Harvard School of Public Health. We believe Dr. Cudkowicz is qualified to serve on our Board of Directors because of her extensive medical background and experience.

Directors Continuing in Office
The following table identifies our continuing directors, and is followed by biographical information about each of them as of April 30, 2025.

Name	Positions and Offices Held with Praxis	Director Since	Class and Year in Which Term Will Expire	Age
Jill DeSimone	Director	2022	Class I—2027	69
Dean Mitchell	Chairman, Director	2020	Class I—2027	69
Gregory Norden	Director	2019	Class III—2026	67
Marcio Souza	President, Chief Executive Officer, Director	2020	Class III—2026	46
William Young	Director	2016	Class III—2026	80
Class I Directors (term expires at the 2027 Annual Meeting of Stockholders)
Jill DeSimone has served as a member of our Board of Directors since May 2022. Ms. DeSimone served as President of U.S. Oncology at Merck & Co., Inc., or Merck, from 2014 to May 2022. During her time at Merck, Ms. DeSimone also temporarily served as Interim President of U.S. Pharma to help navigate the business through the COVID-19 pandemic. Prior to joining Merck, she served as Senior Vice President of Global Women’s Health at Teva Pharmaceutical Industries Ltd, or Teva, from 2012 to 2014. Prior to her time at Teva, Ms. DeSimone served in several roles of increasing responsibility at Bristol Myers-Squibb from 1980 to 2012, including Senior Vice President of Oncology and Senior Vice President of Commercial Operations. Ms. DeSimone currently serves on the board of directors of Oncternal Therapeutics, Inc. (NASDAQ: ONCT), iTeos Therapeutics, Inc. (NASDAQ: ITOS) and Affini-T Therapeutics, Inc., a private company. Ms. DeSimone previously served on the board of directors of Kinnate Biopharma, Inc. (acquired by XOMA Corporation in 2024). Ms. DeSimone also serves as a board member for the Florida Cancer Specialists Foundation and Swim Across America, nonprofit organizations focused on cancer patient support and research. Ms. DeSimone received a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania. We believe Ms. DeSimone is qualified to serve on our Board of Directors because of her leadership and extensive business experience in the pharmaceutical industry.
Dean Mitchell has served as chairman of our Board of Directors since September 2020. He served as executive chairman of the board of directors of Covis Pharma Holdings S.à.r.l., a specialty pharmaceutical company, from August 2013 until its sale in March 2020 and was chairman of PaxVax Corporation, a biotechnology company, from January 2016 until its sale in October 2018. Mr. Mitchell served as President and Chief Executive Officer of Lux Biosciences, Inc., a biotechnology company focusing on the treatment of ophthalmic diseases, from July 2010 to August 2013. Prior to Lux Biosciences, he served as President and Chief Executive Officer of both Alpharma, Inc., a publicly traded specialty pharmaceutical company, from 2006 until its acquisition by King Pharmaceuticals, Inc. in 2008, and Guilford Pharmaceuticals, Inc., a publicly traded pharmaceutical company focused in oncology and acute care, from 2004 until its acquisition by MGI Pharma Inc. in 2005. From 2001 to 2004, he served in various senior executive capacities in the worldwide medicines group of Bristol-Myers Squibb Company. Prior to Bristol-Myers Squibb Company, he spent 14 years at GlaxoSmithKline plc, in assignments of increasing responsibility spanning sales, marketing, general management, commercial strategy and clinical development and product strategy. Mr. Mitchell currently serves on the boards of directors of Theravance Biopharma, Inc. (NASDAQ: TBPH) and Precigen Inc. (formerly Intrexon Inc.) (NASDAQ: PGEN). Mr. Mitchell previously served on the boards of directors of ImmunoGen Inc. (acquired by Abbvie Inc. in 2024) and Kinnate Biopharma Inc. (acquired by XOMA Corporation in 2024). Mr. Mitchell holds an M.B.A. from City University London and a B.Sc. in Biology from Coventry University. We believe Mr. Mitchell is qualified to serve on our Board of Directors because of his management experience in the pharmaceutical and biotherapeutics industries and his experience as a president, chief executive officer and board member of multiple biotechnology companies.
Class III Directors (term expires at the 2026 Annual Meeting of Stockholders)
Gregory Norden has served as a member of our Board of Directors since March 2019. Mr. Norden is the former Chief Financial Officer of Wyeth Pharmaceuticals Inc. and has served as the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate advisory services, since 2010. Mr. Norden currently serves on the boards of directors of Zoetis Inc. (NYSE: ZTS) and Royalty Pharma plc (NASDAQ: RPRX). Mr. Norden previously served on the boards of directors of Human Genome Sciences, Inc., Univision, Welch Allyn and NanoString Technologies, Inc. Mr. Norden received a B.S. in Management and Economics from the State University of New York at Plattsburgh and an M.S. in Accounting from LIU Post. We believe Mr. Norden is qualified to serve on our Board of Directors because of his background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, as well as his public company board experience.

Marcio Souza has served as a member of our Board of Directors and our President and Chief Executive Officer since April 2020. Prior to joining us, Mr. Souza was at PTC Therapeutics, Inc., or PTC, where he served as its Chief Operating Officer from May 2017 to April 2020 and its Senior Vice President and Head of Product Strategy from July 2016 to May 2017. Prior to joining PTC, Mr. Souza served in positions of increasing responsibility at NPS Pharmaceuticals, Inc., Shire Human Genetic Therapies Inc. and Sanofi Genzyme Corporation. Mr. Souza currently serves on the board of directors of Remagine Labs, a private company. Mr. Souza previously served on the boards of directors of Spyre Therapeutics, Inc. (previously Aeglea BioTherapeutics, Inc.) and Clearpoint Neuro, Inc. (previously MRI Interventions, Inc.). Mr. Souza received a degree in pharmacy and biochemistry with a specialization in toxicology and clinical analysis from the University of São Paulo and an M.B.A. from Fundação Dom Cabral. We believe Mr. Souza is qualified to serve on our Board of Directors because of his business and leadership experience in the life sciences industry and his scientific background.
William Young has served as a member of our Board of Directors since December 2016. Mr. Young is a Senior Advisor with Blackstone Life Sciences, which he joined in November 2018. Prior to its acquisition by Blackstone, Mr. Young joined Clarus Ventures LLC in March 2010 and held various roles, including Venture Partner, Senior Advisor and portfolio company board member. Prior to joining Clarus, Mr. Young was chairman of the board of directors and Chief Executive Officer of Monogram Biosciences Inc. from 2000 until its acquisition by Laboratory Corporation of America Holdings in 2009. Previously, Mr. Young spent 20 years at Genentech, Inc. in roles of increasing responsibility, culminating as Chief Operating Officer from 1997 to 1999. Mr. Young currently serves as a member of the board of directors of Autolus Therapeutics plc (NASDAQ: AUTL). Mr. Young previously served as the chairman of the board of directors of Annexon, Inc., and as a member of the boards of directors of Vertex Pharmaceuticals Inc., BioMarin Pharmaceutical Inc., Theravance BioPharma, Inc. and NanoString Technologies, Inc. Mr. Young was elected to the National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young received a B.S. in Chemical Engineering from Purdue University and an M.B.A. from Indiana University in Marketing and Finance and holds an honorary doctorate in Engineering from Purdue University. We believe Mr. Young is qualified to serve on our Board of Directors because of his scientific background, business experience and his service on the board of directors of other life sciences companies.
Executive Officers
The following table identifies our executive officers, and is followed by biographical information about each of them as of April 30, 2025.

Name	Position Held with Praxis	Officer Since	Age
Timothy Kelly	Chief Financial Officer	2021	52
Alex Nemiroff, J.D.	General Counsel, Corporate Secretary	2020	46
Marcio Souza(1)	President, Chief Executive Officer, Director	2020	46
______________________________
(1)Mr. Souza is also a director of the Company and his biographical information appears under “Directors Continuing in Office” above.
Timothy Kelly has served as our Chief Financial Officer since May 2021. Prior to his role as Chief Financial Officer, Mr. Kelly served as Chief Financial Officer of Foundation Medicine, Inc. from 2019 to April 2021. In this position, he led the finance and corporate management teams, providing strategic leadership and oversight for the corporate functions, which included accounting and tax, billing and reimbursement, procurement, corporate development, project management and financial planning and analysis. Prior to his time at Foundation Medicine, Mr. Kelly served in several finance roles of increasing responsibility at the F. Hoffman-La Roche AG, or Roche, and Genentech (before being acquired by Roche in 2009) from 2003 to 2019, including finance and corporate services director for Roche Pharma in the United Kingdom from 2017 to 2019 and head of group strategic planning for the Roche Group in Switzerland from 2013 to 2017. Mr. Kelly holds a B.A. in economics from the College of William and Mary and an M.B.A. from the Columbia Business School.
Alex Nemiroff, J.D., has served as our General Counsel since June 2020. Prior to his role as General Counsel, Mr. Nemiroff served as our Vice President of Legal from January 2020 to June 2020. Mr. Nemiroff was also a co-founder of RogCon, Inc. and RogCon U.R., Inc., and he has served as both entities’ Chief Executive Officer since inception in November 2015. Mr. Nemiroff has experience working in commercial and securities litigation while at Greenberg Traurig LLP, and served as law clerk to the Honorable Paul C. Huck of the United States District Court for the Southern District of Florida. Mr. Nemiroff received a B.B.A from the University of Michigan’s Ross School of Business, and a J.D. from Northwestern University School of Law.

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
Praxis’ stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019.
The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Ernst & Young LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Praxis and its stockholders.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary voting power on this proposal, we do not expect any broker non-votes with respect to this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to cast a non-binding, advisory vote on the compensation of our named executive officers as described in the proxy statement pursuant to the applicable compensation disclosure rules of the SEC, including the compensation tables and narrative discussion. This advisory vote is commonly referred to as a “Say-on-Pay vote” and is required by Section 14A of the Securities Exchange Act of 1934, as amended.
As described in the section of this proxy statement entitled “Executive Compensation,” we have developed a compensation program that is designed to attract, motivate, incentivize and retain our executive officers responsible for our success and motivate senior management to enhance long-term stockholder value. The executive compensation program is designed to reward short-term and long-term performance and to align the financial interests of our executive officers with the interests of our stockholders. The primary elements of our executive compensation program are base salary, annual bonuses based on the achievement of certain pre-determined corporate performance objectives and individual performance and long-term equity-based compensation awards. We believe our executive compensation program strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our executive officers to exert their best efforts for our success.
Our Board of Directors is asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion in this proxy statement. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
As the Say-on-Pay vote is advisory, it will not be binding on our Board of Directors or our Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and our Compensation Committee will consider the outcome of this vote when evaluating our executive compensation policies and practices and making future compensation decisions.
At our 2022 Annual Meeting of Stockholders held on May 26, 2022, our stockholders recommended, on an advisory basis, that the stockholders vote on the compensation of our named executive officers occur every year. In light of such recommendation, our Board of Directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at the Annual Meeting) is expected to occur at the 2026 Annual Meeting of Stockholders.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes properly cast for and against such matter. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT FOR THE 2025 ANNUAL MEETING, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE GOVERNANCE
Board Composition
Our Board of Directors currently consists of seven members. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I directors are Dean Mitchell and Jill DeSimone, and their terms will expire at the annual meeting of stockholders to be held in 2027;
•the Class II directors are Jeffrey Chodakewitz, M.D., and Merit Cudkowicz, M.D., and their terms will expire at the Annual Meeting; and
•the Class III directors are Gregory Norden, Marcio Souza and William Young, and their terms will expire at the annual meeting of stockholders to be held in 2026.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our Certificate of Incorporation also provides, subject to certain rights, if any, of any series of our preferred stock, that our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote in an election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our remaining directors then in office, even if less than a quorum of the Board of Directors.
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy additional independence criteria set forth in the Nasdaq rules. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq independence definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, the Nasdaq rules require that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board of Directors has determined that all members of our Board of Directors, except Mr. Souza, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Souza is not an independent director under these rules because he is an executive officer of the Company.
Board of Directors Meetings and Attendance
Our Board of Directors held four meetings during 2024. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). The Company encourages directors to attend the annual meeting of stockholders. Five out of seven of our then-incumbent directors attended our annual meeting of stockholders held in 2024.

Board of Directors Committees
Our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is posted on the corporate governance section of our website, https://investors.praxismedicines.com/corporate-governance/governance-overview.
In addition, our Board of Directors established a Science and Technology Committee to advise the members of our management and provide oversight and input regarding our research and clinical development strategies. The Science and Technology Committee operates pursuant to the authority granted to it by our Board of Directors. Our Board of Directors may from time to time establish other special or standing committees to facilitate the management of Praxis or to discharge specific duties delegated by the full Board of Directors.
The table below shows current membership for each of the standing committees of our Board of Directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Gregory Norden*	William Young*	Jeffrey Chodakewitz, M.D.*	Merit Cudkowicz, M.D.*
Merit Cudkowicz, M.D.	Jill DeSimone	Jill DeSimone	Jeffrey Chodakewitz, M.D.
Jill DeSimone	Dean Mitchell	William Young	Dean Mitchell
Gregory Norden
* Denotes committee chair
Audit Committee
Gregory Norden, Merit Cudkowicz, M.D., and Jill DeSimone serve on the Audit Committee, which is chaired by Gregory Norden. Our Board of Directors has determined that Gregory Norden, Merit Cudkowicz, M.D., and Jill DeSimone are “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Gregory Norden as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
• reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•reviewing quarterly earnings releases.
During the fiscal year ended December 31, 2024, the Audit Committee met four times.

Compensation Committee
William Young, Jill DeSimone, Dean Mitchell and Gregory Norden serve on the Compensation Committee, which is chaired by William Young. Our Board of Directors has determined that William Young, Jill DeSimone, Dean Mitchell and Gregory Norden are “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing and establishing our overall management compensation, philosophy and policy;
•overseeing and administering our compensation and similar plans;
•evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•retaining and approving the compensation of any compensation advisors;
•reviewing and approving our policies and procedures for the grant of equity-based awards;
•evaluating director compensation and making recommendations on director compensation to the Board of Directors;
•preparing the compensation committee report required by SEC rules to be included in our annual proxy statement, if required; and
•reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
During the fiscal year ended December 31, 2024, the Compensation Committee met four times. Refer to “Executive Compensation” below for information regarding the role of executive officers and the compensation committee’s use of compensation consultants in setting executive compensation.
Nominating and Corporate Governance Committee
Jeffrey Chodakewitz, M.D., Jill DeSimone and William Young serve on the Nominating and Corporate Governance Committee, which is chaired by Jeffrey Chodakewitz, M.D. Our Board of Directors has determined that Jeffrey Chodakewitz, M.D., Jill DeSimone and William Young are “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for board and committee membership;
•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•overseeing the evaluation of our Board of Directors and management.
During the fiscal year ended December 31, 2024, the Nominating and Corporate Governance Committee met one time.
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:
•Nominees should demonstrate high standards of personal and professional ethics and integrity.
•Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Nominees should have skills that are complementary to those of the existing board.
•Nominees should have the ability to assist and support management and make significant contributions to Praxis’ success.
•Nominees should have an understanding of the fiduciary responsibilities that are required of a member of our Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities, which may include, but not be limited to, limiting service on other boards of directors to the extent such service is deemed to interfere with the time and energy required to serve our Board of Directors.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Assuming that biographical and background material has been provided on a timely basis in accordance with our By-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. Refer to “Stockholder Proposals” below for a discussion regarding submitting stockholder proposals.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to Praxis. A copy of the Insider Trading Policy is filed as an exhibit to our 2024 Annual Report, which was filed with the SEC on February 28, 2025.

Policy on Hedging of Company Securities
Our Insider Trading Policy also prohibits our officers and directors from engaging in any transactions involving any hedging or derivatives of Company securities, including trading in futures and derivative securities and engaging in hedging activities relating to our securities (including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps and exchange funds, or otherwise engaging in transactions that are designed to hedge or offset decreases in the market value of our equity securities, provided that it does not limit director and officer participation in our stock option program). This prohibition applies to Company equity securities that are (i) granted to the officer or director by the Company as part of their compensation or (ii) held, directly or indirectly, by the officer or the director.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://investors.praxismedicines.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Form 8-K.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
Board of Directors Leadership Structure
The positions of our chairman of the board and chief executive officer are separated, with Mr. Souza serving as our Chief Executive Officer and Mr. Mitchell serving as the chairman of our Board of Directors. Separating these positions allows Mr. Souza to focus on our day-to-day business, while allowing Mr. Mitchell to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that Mr. Souza, as our Chief Executive Officer, must devote to his position in the current business environment, as well as the commitment required by Mr. Mitchell to serve as our chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Role of the Board of Directors in Risk Oversight
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through the standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including program and franchise risks and business continuity risks. Our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, as well as monitoring compliance with legal and regulatory requirements, including consideration and approval or disapproval of any related person transactions. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.
 Communication with the Directors of Praxis
Any interested party with concerns about our company may report such concerns to our Board of Directors or the chair of our Board of Directors and Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Praxis Precision Medicines, Inc.
Attn: [Director]
99 High Street, 30th Floor
Boston, Massachusetts 02110
United States
You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
A copy of any such written communication may also be forwarded to Praxis’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Praxis’ legal counsel, with independent advisors, with non-employee directors, or with Praxis’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Praxis regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Praxis has also established a toll-free telephone number for the reporting of such activity, which is 877-306-7933.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•provide a fair, flexible and market-based total compensation package;
•attract, motivate, incentivize and retain key management personnel who contribute to our short and long-term success;
•emphasize performance-based total compensation that is aligned with the external market and rewards the achievement of our business objectives and key results; and
•effectively align the interests of our executives with those of our stockholders by focusing on long-term equity incentives that correlate to the growth of sustainable long-term value for our stockholders.
The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, is responsible for discharging our Board of Directors’ responsibilities relating to compensation of our executive officers, overall compensation structure, policies and programs, and our processes and procedures for the consideration and determination of executive compensation. The Chief People Officer and Chief Executive Officer develop preliminary recommendations regarding compensation matters with respect to all executive officers, other than the Chief Executive Officer, and provide these recommendations to the Compensation Committee. The Compensation Committee reviews management’s preliminary recommendations and makes final compensation decisions.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. The Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant to provide objective analysis, advice and recommendations on executive officer pay in connection with the Compensation Committee’s decision-making process for 2024. During 2024, FW Cook did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee performs an annual assessment of its compensation consultants’ independence to determine whether the consultants are independent. Based on its evaluation, the Compensation Committee has determined that FW Cook is independent and that its work has not raised any conflicts of interest.
The compensation provided to our named executive officers for the fiscal year ended December 31, 2024 is detailed in the 2024 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for the fiscal year ended December 31, 2024 were:
•Marcio Souza, our President and Chief Executive Officer;
•Timothy Kelly, our Chief Financial Officer; and
•Alex Nemiroff, our General Counsel.
We were a “smaller reporting company,” as that term is used under the rules promulgated under the Securities Act of 1933, as amended, for the year ended December 31, 2024. As a result, we are permitted to rely, and have relied, in this proxy statement on exemptions from certain disclosure and other requirements regarding executive compensation for the year ended December 31, 2024 that are available for smaller reporting companies. The exemptions available for smaller reporting companies will no longer be applicable or available to us beginning with our quarterly report on Form 10-Q for the three-month period ending March 31, 2025.

2024 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Marcio Souza President and Chief Executive Officer	2024	640,000	—	11,791,710	960,000	35,958	13,427,668
	2023	625,000	—	941,364	515,625	38,523	2,120,512
Timothy Kelly Chief Financial Officer	2024	511,500	444,132	2,657,652	409,200	22,377	4,044,861
	2023	465,000	—	332,217	204,600	21,983	1,023,800
Alex Nemiroff General Counsel	2024	442,940	444,132	2,657,652	354,352	19,008	3,918,084
	2023	400,000	—	265,767	176,000	1,338	843,105
_________________________
(1)The amounts reported represent the aggregate grant date fair value of the stock options and restricted stock units awarded to the named executive officers during the year indicated, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, ASC, Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options, vesting or settlement of restricted stock units or any sale of the underlying shares of common stock.
(2)The amounts reported represent actual bonuses earned for performance during the applicable year by our named executive officers based upon the achievement of our corporate objectives for such year, as described under “Narrative to Summary Compensation Table — Annual Bonus.”
(3)Amounts reported for 2024 include cell phone reimbursement, tax gross ups on taxable long-term disability and tax gross up for wellness benefits, as well as discretionary matching company contributions under our 401(k) plan. For Mr. Souza, the amounts reported also include reimbursement for premiums and a tax gross up on a supplemental long-term disability and life insurance policy owned by him.
Narrative to the 2024 Summary Compensation Table
Base Salaries
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors or Compensation Committee taking into account each individual’s role, responsibilities, skills and expertise. Base salaries are reviewed annually, typically in connection with our annual performance review process, approved by our Compensation Committee or our Board of Directors and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Effective January 1, 2024, the annual base salaries for Mr. Souza, Mr. Kelly and Mr. Nemiroff were $640,000, $511,500 and $442,940, respectively.
Annual Bonus
For the fiscal year ended December 31, 2024, each of our named executive officers was eligible to earn an annual bonus based on the achievement of certain pre-determined corporate performance objectives and individual performance. For the 2024 annual bonus program, corporate performance objectives generally related to delivering on financial and compliance performance milestones, establishing a leading central nervous system portfolio, generating a neurology pipeline anchored on human genetics and continuing our transformation as a best-in-class biotechnology company, as well as incorporating individual objectives associated with an executive’s area of primary responsibility within our organization.
During 2024, the target annual bonuses for Mr. Souza, Mr. Kelly and Mr. Nemiroff were 75%, 40% and 40% of their base salary, respectively. The annual bonus earned by each named executive officer with respect to the fiscal year ended December 31, 2024 is reported under the “Non-Equity Incentive Plan Compensation” column in the “2024 Summary Compensation Table” above and was determined based upon achievement of the corporate performance objectives at 200% of target and achievement of individual performance objectives.

Equity Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, bolster an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee or Board of Directors periodically reviews the equity incentive compensation of our named executive officers and considers equity awards to be a key component of the annual compensation program, representing long-term alignment with stockholders. Our named executive officers have been granted certain options to purchase shares of our common stock and restricted stock units relating to our common stock, as described in more detail in the “Outstanding Equity Awards at 2024 Fiscal Year-End” table below.
Employment Arrangements with our Named Executive Officers
We have employment agreements (including amendments thereto) with Mr. Souza, Mr. Kelly and Mr. Nemiroff, which we refer to as the Employment Agreements. The Employment Agreements provide for specified payments and benefits in connection with a termination of employment in certain circumstances. The material terms of the Employment Agreements with Mr. Souza, Mr. Kelly and Mr. Nemiroff are summarized below.
Marcio Souza. Under the Employment Agreement with Mr. Souza, Mr. Souza has continued to serve as our President and Chief Executive Officer on an at-will basis. Effective January 1, 2025, Mr. Souza’s annual base salary was increased to $659,200, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 75% of his base salary. Mr. Souza is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Timothy Kelly. Under the Employment Agreement with Mr. Kelly, Mr. Kelly has continued to serve as our Chief Financial Officer on an at-will basis. Effective January 1, 2025, Mr. Kelly’s annual base salary was increased to $526,845, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Kelly is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Alex Nemiroff. Under the Employment Agreement with Mr. Nemiroff, Mr. Nemiroff has continued to serve as our General Counsel on an at-will basis. Effective January 1, 2025, Mr. Nemiroff’s annual base salary was increased to $456,228, which is subject to annual review, and he is eligible to earn an annual bonus with a target amount equal to 40% of his base salary. Mr. Nemiroff is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
Pursuant to the Employment Agreements, in the event that Mr. Souza’s, Mr. Kelly’s or Mr. Nemiroff’s employment is terminated by us without “cause” or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for “good reason” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, Mr. Souza, Mr. Kelly or Mr. Nemiroff, as applicable, will be entitled to receive (i) base salary continuation for nine months (12 months for Mr. Souza) following termination, (ii) any earned but unpaid annual bonus for the year prior to the year of termination, (iii) a prorated portion of the annual bonus for the calendar year in which the termination occurs, based on actual performance for the year and payable when bonuses for such year are paid to actively employed senior executives of the Company and (iv) subject to the executive’s co-payment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, we will cover the portion of the premium amount equal to the amount that we would have paid to provide health insurance to the executive had such executive remained employed with us, or the COBRA payments, until the earliest of (A) nine months (12 months for Mr. Souza) following termination, (B) the date the executive becomes eligible for group medical plan benefits through a new employer or (C) the date the executive ceases to be eligible for COBRA.
In lieu of the payments and benefits described in the preceding sentence, in the event Mr. Souza’s, Mr. Kelly’s or Mr. Nemiroff’s employment is terminated by us without cause or Mr. Souza, Mr. Kelly or Mr. Nemiroff resigns for good reason, in either case within three months before or 18 months after a “change of control” (as defined in the Employment Agreements), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the executive will be entitled to receive (i) a lump sum in cash equal to (x) one times (1.75 times for Mr. Souza) the sum of (A) the executive’s then-current annual base salary (or the executive’s annual base salary in effect immediately prior to the change of control, if higher) plus (B) the executive’s target annual bonus for the year of termination (or the executive’s target annual bonus in effect immediately prior to the change of control, if higher); plus (y) a prorated portion of the executive’s target annual bonus for the year of termination; (ii) any earned but unpaid annual bonus for the year prior to the year of the Executive’s qualifying termination; (iii) the COBRA payments until the earliest of (A) 12 months (18 months for Mr. Souza) following termination, (B) the date the executive becomes eligible for group medical plan benefits through a new employer or (C) the date the executive ceases to be eligible for COBRA, and (iv) accelerated vesting of 100% of all stock options and other stock-based awards subject solely to time-based vesting held by the executive, with any stock options and other stock-based awards that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement.
The payments and benefits provided to each of the executives in connection with a change of control may not be eligible for a federal income tax deduction for the company pursuant to Section 280G of the Code and may subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the executive in connection with a change of control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the executive.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024. Each of the awards set forth in the table below was granted under our 2017 Stock Incentive Plan or our 2020 Stock Option and Incentive Plan.

		Option Awards				Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market Value of shares of units of stock that have not vested ($)(3)
Marcio Souza	04/20/2020	63,689	—	83.85	06/04/2030	—	—
	09/08/2020	68,535	—	133.65	09/13/2030	—	—
	02/12/2021	11,798	521	787.95	02/12/2031	880	67,725
	01/07/2022	12,580	4,685	271.65	01/07/2032	2,467	189,860
	06/22/2022	4,155	2,511	31.80	06/22/2032	—	—
	01/12/2023	14,265(4)	—	44.40	01/12/2033	—	—
	01/12/2023	13,573	14,760	44.40	01/12/2033	—	—
	01/12/2024	50,000(5)	50,000	43.37	01/12/2034	—	—
	01/12/2024	46,249(6)	138,751	56.94	07/29/2034	—	—
Timothy Kelly	05/25/2021	11,933	1,399	296.10	06/01/2031	—	—
	01/07/2022	4,074	1,525	271.65	01/07/2032	800	61,568
	06/22/2022	2,705	1,628	31.80	06/22/2032	—	—
	01/12/2023	2,830(7)	—	44.40	01/12/2033	—	—
	01/12/2023	4,788	5,211	44.40	01/12/2033	—	—
	01/12/2024	15,000(5)	15,000	43.37	01/12/2034	—	—
	01/12/2024	9,099(6)	27,301	56.94	07/29/2034	7,800	600,288
Alex Nemiroff	01/01/2020	1,714	—	83.85	06/04/2030	—	—
	09/08/2020	6,230	—	133.65	09/13/2030	—	—
	02/12/2021	2,772	120	787.95	02/12/2031	206	15,854
	01/07/2022	3,056	1,143	271.65	01/07/2032	600	46,176
	06/22/2022	2,705	1,628	31.80	06/22/2032	—	—
	01/12/2023	2,434(7)	—	44.40	01/12/2033	—	—
	01/12/2023	3,826	4,173	44.40	01/12/2033	—	—
	01/12/2024	15,000(5)	15,000	43.37	01/12/2034	—	—
	01/12/2024	1,516(6)	27,301	56.94	07/29/2034	7,800	600,288
_________________________
(1)Unless otherwise noted, the stock options vest over four years, with 25% of the total shares vesting on the first anniversary of the vesting commencement date and the remainder vesting in 36 approximately equal monthly installments.
(2)Represents restricted stock units that vest in equal annual installments on each of the first four anniversaries of the vesting commencement date.
(3)Amounts are calculated based on multiplying the number of shares shown in the table by the per share closing price of our common stock on December 31, 2024 (the last trading day of 2024), which was $76.96.
(4)The stock option was granted in lieu of all of Mr. Souza’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.
(5)The stock option vested as to 50% of the total shares on the vesting commencement date and the remaining 50% vests over a four-year period, with 25% of such shares vesting on the first anniversary of the vesting commencement date and the remaining shares vesting in 36 equal monthly installments thereafter.

(6)The stock option vested as to 7/48ths of the total shares on July 29, 2024, and the remaining shares vest in substantially equal monthly installments over the following 41 months.
(7)The stock option was granted in lieu of a portion of the named executive officer’s cash bonus for the fiscal year ended December 31, 2022, and was vested in full on the vesting commencement date.
Policies and Practices Relating to the Timing of Equity Awards
Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the Compensation Committee before granting an award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted awards on a predetermined annual schedule.
During 2024, we granted stock options to our named executive officers within one business day following the filing or furnishing of a Form 8-K that disclosed material information. The following table is being provided pursuant to Item 402(x) of Regulation S-K regarding such stock option grants.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)	Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information
Marcio Souza	1/12/2024	100,000	43.37	3,269,500	(5.38)%
Timothy Kelly	1/12/2024	30,000	43.37	980,850	(5.38)%
Alex Nemiroff	1/12/2024	30,000	43.37	980,850	(5.38)%

Pay Versus Performance
In accordance with the SEC’s disclosure requirements regarding pay versus performance, or PVP, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge performance at Praxis.
Compensation decisions at Praxis are made independently of disclosure requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the overview of the executive compensation program, not in replacement.
Pay versus Performance Table - Compensation Definitions
Salary, Bonus, Non-Equity Incentive Plan Compensation, and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT, or Summary Compensation Table, values. The primary difference between the calculation of CAP and SCT total compensation is “Stock Awards” and “Option Awards.”

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year, as compared to the value of such awards as of the end of the prior year
Pay Versus Performance Table
In accordance with the SEC’s PVP rules, the following table sets forth information concerning the compensation of our NEOs for each of the fiscal years shown in the table, and our financial performance for each such fiscal year:

Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($)(4)	Company Selected Measure (8)
					Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)
2024	13,427,668	20,637,736	3,981,473	5,322,101	9.33	64.57	-183	N/A
2023	2,120,512	1,398,586	933,453	726,983	2.70	63.82	-123	N/A
2022	6,028,078	-17,643,206	2,450,241	-1,656,422	4.33	59.22	-214	N/A
2021	10,905,820	-62,152,872	4,118,514	-6,315,773	35.81	79.62	-167	N/A
_________________________
(1)The PEO (CEO) for all reporting years is Marcio Souza. The non-PEO NEOs in the 2024 and 2023 reporting years are Timothy Kelly and Alex Nemiroff. The non-PEO NEOs in the 2022 reporting year are Timothy Kelly, Nicole Sweeny and Bernard Ravina. The non-PEO NEOs in the 2021 reporting year are Nicole Sweeny and Bernard Ravina.
(2)Amounts reflect SCT total pay for our NEOs for each corresponding year.
(3)CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2024, the following amounts were deducted from and added to the total compensation number shown in the SCT:

	2024
	PEO ($)	Average Non-PEO NEOs ($)

Summary Compensation Table Total	13,427,668	3,981,473
Less Change in Pension Value Reported in Summary Compensation Table	0	0
Less values of Stock Awards and Option Awards Reported in Summary Compensation Table for the Covered Year	11,791,710	3,101,784
Plus Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Year	13,279,204	2,939,721
Plus (Less) Change in Fair Value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	1,074,743	379,750
Plus Fair Value at Vesting Date of Equity Awards Granted and Vested During the Fiscal Year	3,884,148	933,434
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	763,683	189,507
Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Fiscal Year	0	0
Plus Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	0	0
Compensation Actually Paid	20,637,736	5,322,101
(4)The fair value of stock options reported for CAP purposes in columns (C) and (E) is estimated using a Black-Scholes option pricing model for the purposes of this PVP calculation in accordance with FASB's ASC Topic 718 and SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards outstanding during 2024 are as follows:

2024
Volatility	86.46% - 133.14%
Expected life (in years)	1.4 - 8.0 years
Expected dividend yield	0.00%
Risk-free rate	3.40% - 4.72%
(5)Total Shareholder Return, or TSR, represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P Biotechnology Select Industry Total Return Index, or SPSIBITR, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(7)Values shown are in millions.
(8)Praxis does not use any financial performance measures in setting or determining the compensation of its PEO or NEOs.

Narrative Disclosure to Pay Versus Performance
Relationship between Pay and TSR
The graphs below reflect the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative indexed TSR, as well as the relationship between our TSR and the TSR of our Peer Group for the fiscal years ended December 31, 2021, 2022, 2023 and 2024:
CEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/24)

Total Shareholder Return (TSR)
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($ millions)
$130
$80
$30
-$20
-$70
-$120
2020
2021
2022
2023
2024
$100
$80
$59
$64
$65
$36
$4
$3
$9
$10.9
-$62.2
$6.0
-$17.6
$2.1
$1.4
$13.4
$20.6
PEO SCT
PEO CAP
PRAX TSR
SPSIBITR TSR

Average Other NEO Pay vs Performance: Total Shareholder Return (12/31/20 to 12/31/24)

$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return (TSR)
$6
$4
$2
$0
-$2
-$4
-$6
-$8
Compensation Actually Paid ($ millions)
2020
2021
2022
2023
2024
$100
$4.1
$80
$36
-$6.3
$2.5
$59
-$1.7
$4
$0.9
$0.7
$64
$3
$4.0
$5.3
$65
$9
Avg. Non-PEO NEO SCT
Avg. Non-PEO NEO CAP
PRAX TSR
SPSIBITR TSR

Relationship between Pay and Net Income (GAAP)
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s GAAP Net Income for the applicable reporting year.

$500
$375
$250
$125
$0
-$125
-$250
-$375
-$500
GAAP Net Income ($ millions)
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Compensation Actually Paid ($ millions)
-$62.2
-$6.3
-$167.1
-$17.6
-$1.7
-$214.0
$1.4
$0.7
-$123.3
$20.6
$5.3
-$183.0
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Net Income (millions)

Most Important Performance Measures
We do not currently use any financial performance measures to link executive compensation actually paid to our performance and therefore, no company-selected measure is reported. The metrics that we use for incentive awards instead focus on clinical, research and development and general business-related objectives.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy
Our non-employee director compensation policy enables us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth in the below table. On May 31, 2024, the Board approved an amendment to the policy to increase the compensation payable to each non-employee director as shown in the below table.

	Annual Retainer (prior to May 31, 2024)	Annual Retainer (after May 31, 2024)
Board of Directors:
Members	$40,000	$40,000
Additional retainer for non-executive chair	$35,000	$35,000
Audit Committee:
Members (other than chair)	$8,000	$10,000
Retainer for chair	$16,000	$20,000
Compensation Committee:
Members (other than chair)	$6,000	$7,500
Retainer for chair	$12,000	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$4,000	$5,000
Retainer for chair	$8,000	$10,000
Science & Technology Committee:
Members (other than chair)	$4,000	$4,000
Retainer for chair	$8,000	$8,000
In addition, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase a number of shares equal to 0.1% of the total number of shares of our common stock issued and outstanding on the grant date, or the Initial Grant. The Initial Grant vests in equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, each non-employee director who continues as a non-employee director following the Annual Meeting will be granted an annual option to purchase a number of shares equal to 0.05% of the total number of shares of our common stock issued and outstanding on the grant date, or the Annual Grant. The Annual Grant vests in 12 equal monthly installments, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors and committees.

2024 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board of Directors for 2024.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Jeffrey Chodakewitz, M.D.	53,170	303,099	356,269
Merit Cudkowicz, M.D.	57,170	303,099	360,269
Jill DeSimone	60,633	303,099	363,732
Dean Mitchell	85,878	303,099	388,977
Gregory Norden	65,218	303,099	368,317
William Young	58,341	303,099	361,440
_____________________
(1)The amount reported represents the aggregate grant date fair value of stock options awarded during fiscal year 2024, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 11 of our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)As of December 31, 2024, Dr. Chodakewitz held options to purchase 14,585 shares of our common stock, Dr. Cudkowicz held options to purchase 14,585 shares of our common stock, Ms. DeSimone held options to purchase 13,532 shares of our common stock, Mr. Mitchell held options to purchase 17,864 shares of our common stock, Mr. Norden held options to purchase 20,136 shares of our common stock and Mr. Young held options to purchase 20,312 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, the lesser of $120,000 or one percent of our average total assets at fiscal year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Registration Rights
Pursuant to the terms of our Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 24, 2020, as amended, or the Investors’ Rights Agreement, certain of our stockholders are entitled to rights with respect to the registration of their shares, which we refer to herein as registrable securities, under the Securities Act, including demand registration rights and piggyback registration rights.
Form S-1 Registration Rights
Under the terms of the Investors’ Rights Agreement, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration statement on Form S-1 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $10 million. We are required to effect only two registrations pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
Pursuant to the Investors’ Rights Agreement, if we are eligible to file a registration statement on Form S-3, we are required, upon the request of holders holding at least a majority of the registrable securities then outstanding, to file a registration restatement on Form S-3 registering the resale of such holders’ registrable securities and the registrable securities of such other holders who elect to have their shares registered; provided that the anticipated aggregate offering price, net of related fees and expenses, of the registrable securities registered on such registration statement would equal at least $3 million. We are required to effect only two registrations in any twelve-month period pursuant to this provision of the Investors’ Rights Agreement. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
Subject to certain exceptions, if we register any of our securities either for our own account or for the account of security holders other than the holders party to the Investors’ Rights Agreement, the holders of shares of registrable securities are entitled to include their shares in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Indemnification
The Investors’ Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.
Expiration of Registration Rights
The demand registration rights and short-form registration rights granted under the Investors’ Rights Agreement will terminate on the earliest to occur of: (i) the fifth anniversary of the completion of our initial public offering and (ii) as to each holder of registrable securities, such time as either Rule 144 as promulgated under the Securities Act or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration or such holder no longer holds any registrable securities.
Commercial Agreements with Related Parties
RogCon
In December 2018, we entered into an agreement with RogCon Inc., or RogCon, pursuant to which we agreed to advance RogCon a deposit of up to $1.0 million related to the cooperation and license agreement described in our 2024 Annual Report.

The amounts funded to RogCon under this agreement were applied towards the purchase price of the license agreement with RogCon described below.
In September 2019, we entered into a cooperation and license agreement with RogCon further described in our 2024 Annual Report under “Business—License Agreements.”
Alex Nemiroff, our General Counsel and Corporate Secretary, is a co-founder and Chief Executive Officer of RogCon.
Indemnification Agreements
We have entered into, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Policies for Approval of Related Party Transactions
Our Board of Directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. We have a formal written policy that our executive officers, directors, holders of more than five percent of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, holders of more than 5% of any class of our voting securities, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of April 28, 2025 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of common stock that the person has the right to acquire within 60 days of April 28, 2025 through the exercise of stock options or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Each individual or entity shown on the table has furnished information with respect to beneficial ownership. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, MA 02110.
The percentage of beneficial ownership in the table below is based on 20,368,909 of common stock deemed to be outstanding as of April 28, 2025.

	COMMON STOCK BENEFICIALLY OWNED
	SHARES	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Perceptive Advisors (1)	1,829,735	9.0%
Cormorant Asset Management, LP (2)	1,693,219	8.3%
BlackRock, Inc. (3)	1,302,435	6.4%
Entities affiliated with Venrock (4)	1,190,340	5.8%
Entities affiliated with Point72 (5)	1,248,236	5.7%
Entities affiliated with Morgan Stanley (6)	1,157,140	5.7%
T. Rowe Price Associates, Inc. (7)	1,120,080	5.5%
The Vanguard Group (8)	1,038,994	5.1%
Entities affiliated with Soleus Capital (9)	1,017,740	5.0%
Directors, Named Executive Officers and Other Executive Officers
Marcio Souza (10)	345,415	1.7%
Timothy Kelly (11)	66,403	*
Alex Nemiroff (12)	53,720.667	*
Dean Mitchell (13)	22,864	*
William Young (14)	22,210	*
Gregory Norden (15)	20,324	*
Jeffrey Chodakewitz, M.D. (16)	14,585	*
Merit Cudkowicz, M.D. (17)	14,585	*
Jill DeSimone (18)	14,498	*
All executive officers and directors as a group (9 persons) (19)	574,604.667	2.7%
* Represents beneficial ownership of less than one percent.
______________________
(1)Based solely on information contained in a Schedule 13G/A filed jointly by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) with the SEC on February 14, 2025. Each of Perceptive Advisors, Mr. Edelman and the Master Fund have shared voting power and shared dispositive power over 1,829,735 shares of common stock. The Master Fund directly holds 1,329,735 shares of common stock and call options exercisable for 500,000 shares of common stock. Perceptive Advisors serves as the investment manager to the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors. The address of the principal business office for Perceptive Advisors, the Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003.
(2)Based solely on information contained in a Schedule 13G/A filed jointly by Cormorant Asset Management, LP and Bihua Chen with the SEC on February 14, 2025. Each of Cormorant Asset Management, LP and Bihua Chen have shared voting and dispositive power over 1,693,219 shares of common stock. Bihua Chen serves as the managing member of Cormorant Asset Management, LP. The address of the principal business office of each of the Cormorant funds and Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(3)Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on November 8, 2024. BlackRock, Inc. has sole voting power over 1,285,211 shares of common stock and sole dispositive power over 1,302,435 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)Based solely on information contained in a Schedule 13G/A filed jointly by Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC (together, the “Venrock Entities”), Nimish Shah and Bong Koh with the SEC on February 14, 2025. The Venrock Entities and Messrs. Shah and Koh share voting and dispositive power with respect to 906,486 shares of common stock, of which (i) 52,670 shares are issuable upon the exercise of immediately exercisable warrants are held by Venrock Healthcare Capital Partners III, L.P.; (ii) 5,270 shares are issuable upon the exercise of warrants are held by VHCP Co-Investment Holdings III, LLC; and (iii) 142,415 shares are issuable upon the exercise of warrants are held by Venrock Healthcare Capital Partners EG, L.P. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the

general partner of Venrock Healthcare Capital Partners EG, L.P. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The addresses of the principal business offices for each of the Venrock Entities and Messrs. Shah and Koh are 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 Hillview Avenue, Palo Alto, CA 94304.
(5)Based solely on information contained in a Schedule 13G/A filed jointly by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC and Steven A. Cohen with the SEC on February 14, 2025. Point72 Associates, LLC beneficially owns 1,182,303 shares of common stock (including 150,000 shares of common stock issuance upon exercise of options and 511,030 shares of common stock issuable upon exercise of warrants). Point72 Asset Management, L.P. maintains investment and voting power with respect to securities held by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Additionally, Point72 Biotech Private Investments, LLC directly holds 65,933 shares of common stock. Differentiated Ventures Investments, LLC is the managing member of Point72 Biotech Private Investments, LLC and may be deemed to share beneficial ownership over the shares of common stock held by Point72 Biotech Private Investments, LLC. 72 Investment Holdings, LLC is the sole member of Differentiated Ventures Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated Ventures may be deemed the beneficial owner. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC and 72 Investment Holdings, LLC. The address of the principal business office of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.
(6)Based solely on information contained in a Schedule 13G filed jointly by Morgan Stanley and Morgan Stanley Capital Services LLC with the SEC on February 5, 2025. Morgan Stanley has shared voting power over 1,151,748 shares of common stock, and shared dispositive power over 1,157,140 shares of common stock. Morgan Stanley Capital Services LLC has shared voting and dispositive power over 1,045,291 shares of common stock. Morgan Stanley is the parent holding company of Morgan Stanley Capital Services LLC. The address of the principal business office of Morgan Stanley and Morgan Stanley Capital Services LLC is 1585 Broadway, New York, New York 10036.
(7)Based solely on information contained in a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on November 14, 2024. T. Rowe Price Associates, Inc. has sole voting power over 1,101,967 shares of common stock and sole dispositive power over 1,120,080 shares of common stock. The address of the principal business office is T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(8)Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on November 12, 2024. The Vanguard Group has shared voting power over 33,429 shares of common stock, sole dispositive power over 992,379 shares of common stock and shared dispositive power over 46,615 shares of common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(9)Based solely on information contained in a Schedule 13G filed jointly by Soleus Capital Master Fund, L.P., Soleus Capital, LLC, Soleus Capital Group, LLC, Soleus Capital Management, L.P., Soleus GP, LLC (together, the “Soleus Entities”) and Guy Levy with the SEC on March 19, 2025. The Soleus Entities and Mr. Levy share voting and dispositive power over 1,017,740 shares of common stock and Soleus Capital Master Fund, L.P. directly holds the shares. Soleus Capital, LLC is the sole general partner of Soleus Capital Master Fund, L.P. Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC, Soleus Capital Management, L.P. is the investment manager for Soleus Capital Master Fund, L.P., and Soleus GP, LLC is the sole general partner of Soleus Capital Management, L.P. Guy Levy is the sole managing member of each of Soleus Capital Group, LLC and of Soleus GP, LLC. Each of Soleus Capital Group, LLC, Soleus Capital, LLC, Soleus Capital Management, L.P., Soleus GP, LLC and Mr. Levy disclaims beneficial ownership of the shares held by Soleus Capital Master Fund, L.P. The address of the principal business office of the Soleus Entities and Mr. Levy is 104 Field Point Road, 2nd Floor, Greenwich, Connecticut 06830.
(10) Consists of (i) 13,547 shares of common stock held directly by Mr. Souza, (ii) 3,000 shares held indirectly by Mr. Souza's spouse and (iii) 328,868 shares of common stock underlying options exercisable by Mr. Souza within 60 days of April 28, 2025.
(11) Consists of (i) 3,745 shares of common stock and (ii) 62,658 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(12) Consists of (i) 3,943.667 shares of common stock and (ii) 49,777 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(13) Consists of (i) 5,000 shares of common stock and (ii) 17,864 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(14) Consists of (i) 1,898 shares of common stock and (ii) 20,312 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(15) Consists of (i) 188 shares of common stock and (ii) 20,136 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(16) Consists of 14,585 shares of common stock underlying options exercisable within 60 days of April 28, 2025.

(17) Consists of 14,585 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(18) Consists of (i) 966 shares of common stock and (ii) 13,532 shares of common stock underlying options exercisable within 60 days of April 28, 2025.
(19) Consists of (i) 32,287.67 shares of common stock and (ii) 537,767 shares of common stock underlying options exercisable within 60 days of April 28, 2025.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS
Ernst & Young LLP has served as our independent auditor since 2019. Praxis incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and 2023.

	For the Year Ended
	2024	2023
Audit fees(1)	$1,235,426	$822,776
Audit-related fees(2)	—	—
Tax fees(3)	106,450	61,767
All other fees(4)	—	—
Total fees	1,341,876	884,543
______________________
(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with a secondary public offering, and services that are normally provided by Ernst & Young LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements. 2024 audit fees also include fees for the audit of our internal control over financial reporting, as we transitioned to large accelerated filer status.
(2) There were no audit-related fees billed in 2024 or 2023.
(3) Tax fees consist of fees for professional services rendered for tax return preparation and tax advisory services.
(4) There were no other fees billed in 2024 or 2023.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be performed by our independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. Ernst & Young LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young LLP in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Praxis’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Praxis’ independent registered public accounting firm, Ernst and Young LLP, (3) the performance of Praxis’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.
Management is responsible for the preparation of Praxis’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. Ernst and Young LLP is responsible for performing an audit of Praxis’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Praxis for the fiscal year ended December 31, 2024. The Audit Committee also discussed with Ernst and Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written communications and the letter from Ernst and Young LLP confirming their independence as required by the applicable requirements of the PCAOB and has discussed with Ernst and Young LLP their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Praxis be included in Praxis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRAXIS PRECISION MEDICINES, INC.

Gregory Norden, Chair
Merit Cudkowicz, M.D.
Jill DeSimone
April 30, 2025

STOCKHOLDER PROPOSALS

Stockholder Recommendations for Director Nominations and Other Proposals
Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, which notice must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must, among other requirements as specified in our Bylaws, include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of such stockholder (and the beneficial owner). The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the class or series and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information as specified in our Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
    In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 31, 2025. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.

OTHER MATTERS

Access to Reports and Other Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are available to the public at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://praxismedicines.com.
        We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC. Requests for such copies should be addressed to:
Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(617) 300-8460
        You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 30, 2025. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
Important Notice Regarding Delivery of Stockholder Documents
        Stockholders of Praxis common stock who share a single address, may receive only one copy of this proxy statement, Notice of Internet Availability and our 2024 Annual Report, unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, Notice of Internet Availability or our 2024 Annual Report, he or she may contact Praxis Precision Medicines, Inc. by telephone at (617) 300-8460 or by mail at 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary, and the Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Corporate Secretary.
Other Matters
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

PRAXIS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRAX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72256-P28173 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRAXIS PRECISION MEDICINES, INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

1. To elect the Class II Directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Nominees:	**For**	**Withhold**
1a. Jeffrey Chodakewitz, M.D.	☐	☐
1b. Merit Cudkowicz, M.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Also includes authorization to transact any other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 26, 2025:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72257-P28173

PRAXIS PRECISION MEDICINES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2025, 9:00 AM ET

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of common stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Thursday, June 26, 2025 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2025 and any adjournment, postponement, or continuation thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE